UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ADVISORSHARES TRUST

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	See Below (I.R.S. Employer Identification No.)

4800 Montgomery Lane, Suite 150

Bethesda, Maryland 20814

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Exchange on which each Class is to be so registered	I.R.S. Employer Identification Number
AdvisorShares HVAC and Industrials ETF	NYSE Arca, Inc.	33-2049041

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☒:

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), please check the following box. ☐:

Securities Act registration statement file number to which this form relates: 333-157876

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares is set forth in Post-Effective Amendment No. 229 to the Registrant’s Registration Statement on Form N-1A (the “Registration Statement”) (Commission File Nos. 333-157876; 811-22110), as filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 22, 2025 (EDGAR Accession No. 0001829126-25-000301). Any additional amendment or form of supplement to the Registrant’s Registration Statement that is subsequently filed with the SEC that relates to the shares is hereby also incorporated by reference herein.

Item 2. Exhibits.

A.	Registrant’s Agreement and Declaration of Trust dated July 30, 2007 is incorporated herein by reference to Exhibit (a)(2) of Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-157876 and 811-22110), as filed with the SEC via EDGAR Accession No. 0001104659-09-037448 on June 9, 2009.

B.	Registrant’s By-Laws dated July 30, 2007, as amended November 13, 2013 are incorporated herein by reference to Exhibit (b) of Post-Effective Amendment No. 88 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-157876 and 811-22110), as filed with the SEC via EDGAR Accession No. 0001144204-13-065833 on December 5, 2013.

C.	Form of Authorized Participant Agreement is incorporated herein by reference to Exhibit (e)(2) of Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-157876 and 811-22110), as filed with the SEC via EDGAR Accession No. 0001104659-09-052948 on September 1, 2009.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ADVISORSHARES TRUST
Date: January 22, 2025
	By:	/s/ Noah Hamman
Noah Hamman President

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